UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2009
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Effective August 5, 2009, the shareholders of Tollgrade Communications, Inc. (the “Company”) approved an amendment to the Company’s 2006 Long-Term Incentive Compensation Plan, as amended and restated, to increase the number of shares authorized for issuance thereunder by 1,500,000 shares, for a total of 2,800,000 shares now authorized for issuance under the Plan.
Item 8.01 Other Events
On August 6, 2009, Corporate Election Services, Inc., the Company’s duly appointed Judge of Election, certified the results of voting for the election of directors at the Annual Meeting of Shareholders of the Company held on August 5, 2009 (the “Annual Meeting”).
On the basis of the certified results of voting, the five nominees who received the highest number of votes and were therefore elected in accordance with the Company’s Articles of Incorporation and Bylaws to serve until the Company’s Annual Meeting in 2010 and until their successors have been selected and qualified or until their earlier death, resignation or removal were as follows: Joseph A. Ferrara, Charles E. Hoffman, Jeffrey M. Solomon, Edward B. Meyercord, III, and Scott C. Chandler.
More detailed information concerning the election of directors and the other matters submitted to a vote at the Annual Meeting will be included in response to Item 4 of Part II of the Company’s Form 10-Q for the third quarter 2009 to be filed with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2009	TOLLGRADE COMMUNICATIONS, INC.
	By:	/s/ Sara M. Antol
Sara M. Antol
Secretary